UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Revised Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COMVERSE TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

On January 4, 2013, Comverse Technology, Inc. (“CTI”) and Verint Systems Inc. (“Verint”) filed with the Securities and Exchange Commission a joint proxy statement/prospectus (the “Proxy Statement”) in connection with, among other things, the solicitation of proxies from CTI shareholders for a special meeting of shareholders of CTI at which CTI shareholders will be asked to consider and vote on the merger of CTI with and into Verint Acquisition I LLC (“Merger Sub”), a wholly-owned subsidiary of Verint, pursuant to that certain Agreement and Plan of Merger, dated as of August 12, 2012, by and among Verint, CTI and Merger Sub.

The Proxy Statement inadvertently misstated the amounts of unvested CTI securities owned by each of CTI’s executive officers as disclosed on pages 125 and 126 of the Proxy Statement in the section entitled “The Merger— Interests of Certain Persons in the Merger— Employment Agreements of Executive Officers”.

The previously disclosed amounts reflected the number of the unvested CTI restricted stock units (“CTI RSUs”) and unvested CTI deferred stock units (“CTI DSUs”) held by CTI employees prior to October 31, 2012 (the “Distribution Date”), which is the date of the pro rata distribution to CTI shareholders of 100% of the outstanding shares of Comverse, Inc. common stock made in the form of a special dividend (the “Distribution”). As previously disclosed by CTI, and as a result of the Distribution, (i) the number of CTI common shares underlying the CTI RSUs and CTI DSUs was adjusted to equal (a) the number of CTI common shares underlying the CTI RSUs and CTI DSUs held as of the Distribution Date multiplied by (b) a ratio, the numerator of which is equal to the published closing trading price of a CTI common share on the NASDAQ Stock Exchange (traded the “regular way”) on the day prior to the Distribution Date, and the denominator of which is equal to the published closing trading price of a CTI common share on the NASDAQ Stock Exchange (traded “ex-dividend”) on the Distribution Date, (ii) in lieu of issuing fractional RSUs or DSUs, a cash payment equal to the value of the fractional share, if any, was made to the holder, and (iii) all other terms of the CTI RSUs and CTI DSUs remained the same, including vesting pursuant to the current terms of the awards.

The previously disclosed amounts therefore need to be corrected to account for the adjustments resulting from the Distribution. Accordingly, the following table sets forth both the previously disclosed and corrected amounts of unvested securities owned by each of CTI’s executive officers for purposes of the disclosure on pages 125 and 126 of the Proxy Statement in the section entitled “The Merger— Interests of Certain Persons in the Merger— Employment Agreements of Executive Officers”, and as a result, such amounts shall be deemed to be revised accordingly.

Executive Officer	Unvested security ownership as previously disclosed	Corrected Security Ownership
Charles J. Burdick	148,161 restricted and deferred stock units	274,466 restricted and deferred stock units
Joel E. Legon	98,200 deferred stock units	164,167 deferred stock units
John Bunyan	74,500 deferred stock units	144,397 deferred stock units
Shefali A. Shah	123,000 deferred stock units	238,402 deferred stock units
Eric Koza	104,000 deferred stock units	201,575 deferred stock units